CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the registration statement on Form S-8 POS (No. 333-37914 filed on July 5, 2000) of Genius Products, Inc. and Subsidiaries of our report dated March 20, 2001, on our audit of the financial statements of Genius Products, Inc. and Subsidiaries as of December 31, 2000, and for each of the years in the two-year period ended December 31, 2000.


                                       /S/ CACCIAMATTA ACCOUNTANCY CORPORATION

                                           CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
April 17, 2001